UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 5, 2009

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2009, the Dominion Resources, Inc. (Dominion) Compensation, Governance and Nominating (CGN) Committee recommended amendments to the 2005 Incentive Compensation Plan (the “Plan”), and on February 24, 2009, the Dominion Board of Directors approved, subject to shareholder approval, the amended and restated 2005 Incentive Compensation Plan (the “Amended Plan”).  The Amended Plan was approved by shareholders at the 2009 Annual Meeting of Shareholders on May 5, 2009.

The Amended Plan provides for:  (i) an extension of the term under the initial Plan until the date after the 2016 Annual Meeting; (ii) an increase in the number of reserved shares from 30 million to 36 million shares; (iii) shareholder approval of performance criteria required by the Internal Revenue Service, including four new performance criteria based on book value, environmental considerations, safety and reliability; and (iv) clarifications for compliance with Section 409A of the Internal Revenue Code.

Under the Amended Plan the following types of incentive awards may be granted to eligible employees of Dominion and its subsidiaries:  performance grants, restricted stock grants, goal-based stock, stock options and stock appreciation rights (“SARs”).  Performance grants are subject to the achievement of pre-established goals and may be paid in cash, stock or both. The Amended Plan generally provides for a three-year minimum vesting schedule on restricted stock awards that are not subject to performance-based criteria and no restricted stock awards may vest in less than one year.  Goal-based shares are subject to pre-established performance criteria and are not issued until the goals have been met.  With respect to stock options, the CGN Committee establishes the terms and conditions for each stock option; however, the Amended Plan sets the maximum term for stock options and SARs at eight years and does not permit the repricing of stock options without the prior approval of shareholders.  The Amended Plan prohibits the use of discounted stock options and SARs, except in certain merger or acquisition transactions.  When granting awards under the Amended Plan,  the CGN Committee may allow the awards to become fully exercisable or vested upon a Change of Control, as defined in the Amended Plan.  The awards will become vested only if a Change of Control actually occurs.

The Amended Plan provides for a fixed reserve of 36 million shares and does not provide for any annual increase of available shares.  Shares subject to an award under the Amended Plan that are forfeited or otherwise terminate unexercised without issuance will again be available for award.  Shares exchanged as payment of an option exercise or retained to satisfy withholding taxes are not added to shares available for awards.  Reload options are expressly prohibited.

Any material amendments to the Amended Plan require shareholder approval.

The description of the Amended Plan is a summary only and is qualified by reference to the Amended Plan, which is filed as Exhibit 10.

Item 9.01 Financial Statements and Exhibits.

Exhibit
10	Dominion Resources, Inc. 2005 Incentive Compensation Plan, as amended and restated effective May 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Vice President – Governance and Corporate Secretary
Date:  May 11, 2009